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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report relating to the financial statements of the acquired portion of Moreton Bay Pty Ltd and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN
Brisbane, Australia
May 15, 2000